CSW International, Inc.
                           Consolidated Balance Sheet
                                 March 31, 1998
                                   (Unaudited)

ASSETS                                                        (thousands)
Fixed Assets
       Electric distribution plant                            $ 1,491,882
       General plant                                              319,110
                                                           ---------------
             Total Electric Plant                               1,810,992
       Less - Accumulated depreciation                            664,803
                                                           ---------------
             Total Fixed Assets                                 1,146,189

Current Assets
       Cash and cash equivalents                                   30,810
       Short-term investments                                      43,621
       Accounts receivable                                        167,201
       Advances to affiliates                                      82,343
       Inventories                                                 32,152
       Other current assets                                        13,108
                                                           ---------------
             Total Current Assets                                 369,235

Other Assets
       Goodwill                                                 1,450,658
       Prepaid benefit costs                                       60,577
       Equity investments and other                               247,077
                                                           ---------------
             Total Other Assets                                 1,758,312

             Total Assets                                     $ 3,273,736
                                                           ===============

CAPITALIZATION AND LIABILITIES
Capitalization
       Common stock                                                   $ 1
       Paid-in capital                                            829,000
       Retained earnings                                           73,338
       Foreign currency translation and other                      39,183
                                                           ---------------
                                                                  941,522
                                                           ---------------

       Long-term debt                                           1,126,362

Current Liabilities
       Accounts payable                                           271,989
       Advances from affiliates                                   298,286
       Accrued interest payable                                    39,760
       Loan notes                                                  43,374
       Accrued taxes payable                                      136,979
       Customer prepayments                                        13,581
       Other                                                       20,849
                                                           ---------------
                                                                  824,818
Deferred Credits
       Deferred tax liability                                     277,859
       Other                                                      103,175
                                                           ---------------
             Total Deferred Credits                               381,034
                                                           ---------------

             Total Capitalization and Liabilities             $ 3,273,736
                                                           ===============